Exhibit 99.1

WestRock Reports Second Quarter Fiscal 2024 Results

ATLANTA, GA, May 2, 2024 (BUSINESS WIRE) — WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2024.

Second Quarter Highlights and other notable items:

•	Net sales of $4.73 billion

•	Net income of $16 million, Adjusted Net Income of $101 million; net income included $81 million of restructuring and other costs, net

•	Earnings of $0.06 per diluted share (“EPS”) and Adjusted EPS of $0.39

•	Consolidated Adjusted EBITDA of $618 million

•	Consumer Packaging Adjusted EBITDA margin increased 70 bps to 18.0%

•	Achieved over $160 million in cost savings; expect to significantly exceed previously announced fiscal 2024 target of $300 to $400 million

“I’m proud of our team’s continued focus and execution, as we delivered strong results and made significant progress on our cost savings initiatives,” said David B. Sewell, chief executive officer. “We have already exceeded the midpoint of our targeted cost savings for fiscal 2024, and we expect further savings through the remainder of the year and beyond. Our efforts are better positioning us to compete in the market and making us a more efficient company. Together with our scale and innovative, sustainable packaging solutions, WestRock is well positioned to capture share and drive long-term earnings growth.”

Consolidated Financial Results

WestRock’s performance for the three months ended March 31, 2024 and 2023 (in millions):

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Net sales	$4,726.7	$5,277.6
Net income (loss)	$15.5	$(2,006.1)
Consolidated Adjusted EBITDA	$618.3	$788.6

The decline in net sales compared to the second quarter of fiscal 2023 was driven primarily by a $229 million, or 8.7%, decrease in Corrugated Packaging segment sales, a $152 million, or 13.0%, decrease in Global Paper segment sales and a $152 million, or 12.0%, decrease in Consumer Packaging segment sales. The decrease in net sales was primarily due to lower selling price/mix largely driven by published price declines and softer volumes. Current year results were also impacted by the prior year mill and interior partition divestitures.

Net income in the second quarter of fiscal 2024 was not comparable to the prior year quarter primarily due to the $1.9 billion pre-tax, non-cash goodwill impairment and higher restructuring and other costs, net in the second quarter of fiscal 2023. Net income in the second quarter of fiscal 2024 was primarily impacted by lower selling price/mix and increased cost savings.

Consolidated Adjusted EBITDA decreased $170 million, or 21.6%, compared to the second quarter of fiscal 2023, primarily due to lower Adjusted EBITDA across each of our segments.

Additional information about the changes in segment sales and Adjusted EBITDA by segment is included below.

Restructuring and Other Costs, Net

Restructuring and other costs, net during the second quarter of fiscal 2024 were $81 million. The charges were primarily acquisition costs related to the Transaction (as hereinafter defined), ongoing costs related to previously closed operations and severance associated with converting plant closures.

Cash Flow Activities

Net cash provided by operating activities was $37 million in the second quarter of fiscal 2024 compared to $284 million in the prior year quarter. The decrease was primarily due to increased working capital usage in the second quarter of fiscal 2024.

Total debt was $9.0 billion at March 31, 2024, and Adjusted Net Debt was $8.4 billion. The Company had approximately $3.0 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at March 31, 2024.

During the second quarter of fiscal 2024, WestRock invested $301 million in capital expenditures and returned $78 million in capital to stockholders in dividend payments.

Segment Results

WestRock’s segment performance for the three months ended March 31, 2024 and 2023 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Segment sales	$2,398.3	$2,627.4
Adjusted EBITDA	$317.9	$407.5
Adjusted EBITDA Margin	13.3%	15.5%

Corrugated Packaging segment sales decreased primarily due to lower selling price/mix and lower volumes. These declines were partially offset by favorable foreign exchange rates.

Corrugated Packaging Adjusted EBITDA decreased primarily due to the margin impact of lower selling price/mix driven by published price declines, net cost inflation, lower volumes and the impact of winter weather, which were partially offset by increased cost savings, and the net impact of lower economic downtime and prior year mill closures. Corrugated Packaging Adjusted EBITDA margin was 13.3% and Adjusted EBITDA margin excluding trade sales was 13.7%.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Segment sales	$1,113.5	$1,265.1
Adjusted EBITDA	$200.3	$218.6
Adjusted EBITDA Margin	18.0%	17.3%

Consumer Packaging segment sales decreased primarily due to lower volumes and the prior year divestiture of our interior partition operations.

Consumer Packaging Adjusted EBITDA decreased primarily due to net cost inflation, increased economic downtime, lower volumes and the prior year divestiture of our interior partition operations. These items were partially offset by increased cost savings. Consumer Packaging Adjusted EBITDA margin was 18.0%.

Global Paper Segment

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Segment sales	$1,016.2	$1,168.2
Adjusted EBITDA	$129.5	$187.1
Adjusted EBITDA Margin	12.7%	16.0%

Global Paper segment sales decreased primarily due to lower selling price/mix driven by published price declines and the impact of prior year divested mill operations.

Global Paper Adjusted EBITDA decreased primarily due to the margin impact of lower selling price/mix, the impact of increased economic downtime and prior year mill closures, the impact of prior year divested mill operations and the impact of winter weather. These items were partially offset by increased cost savings, net cost deflation and lower planned maintenance downtime. Global Paper Adjusted EBITDA margin was 12.7%.

Distribution Segment

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Segment sales	$272.0	$307.3
Adjusted EBITDA	$8.9	$9.3
Adjusted EBITDA Margin	3.3%	3.0%

Distribution segment sales decreased primarily due to lower volumes and lower selling price/mix.

Distribution Adjusted EBITDA decreased primarily due to lower volumes and the margin impact of lower selling price/mix. These items were largely offset by increased cost savings and by increased cost deflation.

Conference Call and Financial Guidance for Subsequent Periods

Due to the proposed business combination with Smurfit Kappa Group plc to create a global leader in sustainable packaging (the “Transaction”), WestRock will not host a conference call to discuss its financial results for the fiscal second quarter ended March 31, 2024. A slide presentation and other relevant financial and statistical information along with this release can be accessed at ir.westrock.com.

Preparations for the Transaction, including regulatory submissions, are currently underway, and WestRock continues to expect the Transaction to close in early July 2024. As previously communicated, to avoid a delay in this anticipated timeline caused by the inclusion of financial guidance after the second fiscal quarter in certain of those submissions, WestRock does not intend to provide such guidance for this and subsequent periods.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential,” “commit,” and “forecast,” and other words, terms and phrases of similar meaning or refer to future time periods. Forward-looking statements involve estimates, expectations, projections, goals, targets, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the Mexico Acquisition, and divestitures; business disruptions, including from the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, or public health crises; failure to respond to changing customer preferences and to protect our intellectual property; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from information security incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate and retain qualified personnel, including as a result of the proposed Transaction; risks associated with sustainability and climate change, including our ability to achieve our sustainability targets and commitments and realize climate-related opportunities on announced timelines or at all; our inability to successfully identify and make performance improvements and deliver cost savings and risks associated with completing strategic projects on anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to the proposed Transaction, including our ability to complete the Transaction on the anticipated timeline, or at all, restrictions imposed on our business under the Transaction, disruptions to our business while the proposed Transaction is pending, the impact of management’s time and attention being focused on consummation of the proposed Transaction, costs associated with the proposed Transaction, and integration difficulties; risks related to our indebtedness, including increases in interest rates; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter); and additional impairment charges. Such risks and other factors that may impact forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including in Item 1A “Risk Factors”, as well as in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company

Consolidated Statements of Operations

In millions, except per share amounts (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net sales	$4,726.7	$5,277.6	$9,346.7	$10,200.7
Cost of goods sold	3,946.6	4,357.6	7,807.8	8,514.7

Gross profit	780.1	920.0	1,538.9	1,686.0
Selling, general and administrative expense excluding intangible amortization	499.5	498.9	1,026.6	978.0
Selling, general and administrative intangible amortization expense	79.0	86.2	161.0	172.8
Restructuring and other costs, net	81.2	435.8	146.7	467.9
Impairment of goodwill	—	1,893.0	—	1,893.0

Operating profit (loss)	120.4	(1,993.9)	204.6	(1,825.7)
Interest expense, net	(100.8)	(108.4)	(202.2)	(205.7)
Pension and other postretirement non-service cost	(0.6)	(6.0)	(0.4)	(11.0)
Other (expense) income, net	(13.5)	(17.8)	(18.2)	7.4
Equity in income (loss) of unconsolidated entities	2.9	4.5	7.1	(31.5)
Loss on sale of RTS and Chattanooga	(2.0)	—	(1.5)	—

Income (loss) before income taxes	6.4	(2,121.6)	(10.6)	(2,066.5)
Income tax benefit	10.0	116.8	4.3	108.5

Consolidated net income (loss)	16.4	(2,004.8)	(6.3)	(1,958.0)
Less: Net income attributable to noncontrolling interests	(0.9)	(1.3)	(0.6)	(2.8)

Net income (loss) attributable to common stockholders	$15.5	$(2,006.1)	$(6.9)	$(1,960.8)

Computation of diluted earnings per share (in millions, except per share data):
Net income (loss) attributable to common stockholders	$15.5	$(2,006.1)	$(6.9)	$(1,960.8)
Diluted weighted average shares outstanding	259.3	255.6	257.5	255.2
Diluted earnings (loss) per share	$0.06	$(7.85)	$(0.03)	$(7.68)

WestRock Company

Segment Information

In millions (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net sales:
Corrugated Packaging	$2,398.3	$2,627.4	$4,818.2	$4,964.8
Consumer Packaging	1,113.5	1,265.1	2,172.8	2,480.1
Global Paper	1,016.2	1,168.2	1,934.5	2,291.8
Distribution	272.0	307.3	561.7	628.8
Intersegment Eliminations	(73.3)	(90.4)	(140.5)	(164.8)

Total	$4,726.7	$5,277.6	$9,346.7	$10,200.7

Adjusted EBITDA:
Corrugated Packaging	$317.9	$407.5	$645.7	$736.9
Consumer Packaging	200.3	218.6	366.5	401.9
Global Paper	129.5	187.1	247.9	344.4
Distribution	8.9	9.3	17.9	20.1

Total	656.6	822.5	1,278.0	1,503.3
Depreciation, depletion and amortization	(388.4)	(395.8)	(770.2)	(769.0)
Restructuring and other costs, net	(81.2)	(435.8)	(146.7)	(467.9)
Impairment of goodwill	—	(1,893.0)	—	(1,893.0)
Non-allocated expenses	(38.3)	(33.9)	(89.0)	(62.6)
Interest expense, net	(100.8)	(108.4)	(202.2)	(205.7)
Other (expense) income, net	(13.5)	(17.8)	(18.2)	7.4
Loss on sale of RTS and Chattanooga	(2.0)	—	(1.5)	—
Other adjustments	(26.0)	(59.4)	(60.8)	(179.0)

Income (loss) before income taxes	$6.4	$(2,121.6)	$(10.6)	$(2,066.5)

Depreciation, depletion and amortization:
Corrugated Packaging	$202.6	$211.2	$407.9	$403.4
Consumer Packaging	90.9	85.5	177.4	169.6
Global Paper	85.6	91.2	166.7	180.3
Distribution	7.5	6.9	14.8	13.8
Corporate	1.8	1.0	3.4	1.9

Total	$388.4	$395.8	$770.2	$769.0

Other adjustments:
Corrugated Packaging	$1.7	$4.7	$6.8	$54.5
Consumer Packaging	3.4	28.0	7.0	59.6
Global Paper	0.7	9.1	2.2	26.6
Distribution	—	—	(0.3)	—
Corporate	20.2	17.6	45.1	38.3

Total	$26.0	$59.4	$60.8	$179.0

WestRock Company

Consolidated Statements of Cash Flows

In millions (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Consolidated net income (loss)	$16.4	$(2,004.8)	$(6.3)	$(1,958.0)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	388.4	395.8	770.2	769.0
Deferred income tax benefit	(10.0)	(220.1)	(33.3)	(239.6)
Share-based compensation expense	5.7	13.5	13.0	23.1
Pension and other postretirement cost (income), net of contributions	1.1	4.6	1.6	8.2
Cash surrender value increase in excess of premiums paid	(14.5)	(12.3)	(31.9)	(25.4)
Equity in (income) loss of unconsolidated entities	(2.9)	(4.5)	(7.1)	31.5
Loss on sale of RTS and Chattanooga	2.0	—	1.5	—
Gain on sale of other businesses	—	—	—	(11.1)
Impairment of goodwill	—	1,893.0	—	1,893.0
Other impairment adjustments	4.7	388.4	(0.1)	387.7
(Gain) loss on disposal of assets, net	2.3	(7.9)	—	(9.6)
Other, net	0.7	(15.0)	(1.3)	(14.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(154.7)	(114.6)	26.8	170.3
Inventories	(30.0)	9.0	(55.7)	(44.8)
Other assets	(7.2)	14.6	(80.7)	(49.7)
Accounts payable	8.9	(100.4)	(14.6)	(214.3)
Income taxes	(186.5)	46.5	(175.7)	46.7
Accrued liabilities and other	12.7	(1.7)	(94.3)	(212.7)

Net cash provided by operating activities	37.1	284.1	312.1	550.0

Investing activities:
Capital expenditures	(301.3)	(281.5)	(548.6)	(563.7)
Cash paid for purchase of businesses, net of cash acquired	—	—	—	(853.5)
Proceeds from settlement of Timber Note related to SPEs	—	—	860.0	—
Proceeds from corporate owned life insurance	1.9	4.5	5.0	6.7
Proceeds from sale of other businesses	0.3	—	0.8	25.9
Proceeds from sale of unconsolidated entities	—	—	1.0	—
Proceeds from currency forward contracts	—	—	—	23.2
Proceeds from sale of property, plant and equipment	30.4	14.2	38.7	18.7
Other, net	—	(0.5)	(0.2)	(0.8)

Net cash (used for) provided by investing activities	(268.7)	(263.3)	356.7	(1,343.5)

Financing activities:
Additions to revolving credit facilities	86.9	32.1	86.9	52.9
Repayments of revolving credit facilities	—	—	—	(126.9)
Additions to debt	2.2	176.2	104.5	1,704.1
Repayments of debt	(35.2)	(192.9)	(70.2)	(841.7)
Changes in commercial paper, net	314.9	(10.1)	280.2	291.4
Other debt (repayments) additions, net	(45.7)	7.5	(29.2)	(16.1)
Repayment of Timber Loan related to SPEs	—	—	(774.0)	—
Cash dividends paid to stockholders	(78.0)	(70.3)	(155.6)	(140.3)
Other, net	(10.8)	(17.8)	(12.3)	(15.8)

Net cash provided by (used for) financing activities	234.3	(75.3)	(569.7)	907.6

Effect of exchange rate changes on cash and cash equivalents, and restricted cash	3.9	3.7	2.2	(2.0)
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	—	(1.0)	—	(8.9)

Increase in cash and cash equivalents and restricted cash	6.6	(51.8)	101.3	103.2
Cash and cash equivalents, and restricted cash at beginning of period	488.1	415.2	393.4	260.2

Cash and cash equivalents, and restricted cash at end of period	$494.7	$363.4	$494.7	$363.4

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refunds	$184.2	$57.6	$203.5	$86.2
Interest, net of amounts capitalized	$144.5	$145.4	$237.7	$213.5

WestRock Company

Condensed Consolidated Balance Sheets

In millions (unaudited)

	March 31, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$494.7	$393.4
Accounts receivable (net of allowances of $60.1 and $60.2)	2,583.7	2,591.9
Inventories	2,328.4	2,331.5
Other current assets (amount related to SPEs of $0 and $862.1)	873.7	1,584.8
Assets held for sale	62.8	91.5

Total current assets	6,343.3	6,993.1
Property, plant and equipment, net	11,240.7	11,063.2
Goodwill	4,266.5	4,248.7
Intangibles, net	2,424.0	2,576.2
Prepaid pension asset	637.2	618.3
Other noncurrent assets (amount related to SPEs of $384.4 and $382.7)	1,972.3	1,944.2

Total Assets	$26,884.0	$27,443.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$1,317.5	$533.0
Accounts payable	2,138.0	2,123.9
Accrued compensation and benefits	426.1	524.9
Other current liabilities (amount related to SPEs of $0 and $776.7)	855.8	1,737.6

Total current liabilities	4,737.4	4,919.4
Long-term debt due after one year	7,718.2	8,050.9
Pension liabilities, net of current portion	194.4	191.2
Postretirement medical liabilities, net of current portion	99.9	99.1
Deferred income taxes	2,251.6	2,433.2
Other noncurrent liabilities (amount related to SPEs of $331.1 and $330.2)	1,798.7	1,652.2
Total stockholders’ equity	10,066.2	10,080.7
Noncontrolling interests	17.6	17.0

Total Equity	10,083.8	10,097.7

Total Liabilities and Equity	$26,884.0	$27,443.7

Definitions, Non-GAAP Financial Measures and Reconciliations

We calculate cost savings as the year-over-year change in certain costs incurred for manufacturing, procurement, logistics, and selling, general and administrative, in each case excluding the impact of economic downtime and inflation. Cost savings achieved to date may not recur in future periods, and estimates of future savings are subject to change.

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes certain non-GAAP financial measures provide additional meaningful financial information that may be relevant when assessing our ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other measures such as “Adjusted EBITDA” (a measure of performance the Company uses to evaluate segment results in accordance with Accounting Standards Codification 280 (“ASC 280”)), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net income (loss) attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, net, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods.

Adjusted EBITDA, a measure of segment performance in accordance with ASC 280, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: restructuring and other costs, net, impairment of goodwill, non-allocated expenses, interest expense, net, other (expense) income, net, loss on sale of RTS and Chattanooga and other adjustments—each as outlined in the table on page 6 (“Adjusted EBITDA”). The composition of Adjusted EBITDA is not addressed or prescribed by GAAP.

Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margin, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment

Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a profitability measure in accordance with ASC 280, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, net, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income (loss) attributable to common stockholders and Earnings (loss) per diluted share, respectively.

Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. Management believes “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, as well as fair value of debt step-up included in Total Debt that is not subject to debt repayment. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is the sum of the current portion of debt and long-term debt due after one year.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages and dollars per share).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Net income (loss) attributable to common stockholders	$15.5	$(2,006.1)
Adjustments: (1)
Less: Net income attributable to noncontrolling interests	0.9	1.3
Income tax benefit	(10.0)	(116.8)
Other expense (income), net	13.5	17.8
Interest expense, net	100.8	108.4
Restructuring and other costs, net	81.2	435.8
Impairment of goodwill	—	1,893.0
Loss on sale of RTS and Chattanooga	2.0	—
Depreciation, depletion and amortization	388.4	395.8
Other adjustments	26.0	59.4

Consolidated Adjusted EBITDA	$618.3	$788.6

(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended March 31, 2024
	Pre-Tax	Tax	Net of Tax
As reported (1)	$6.4	$10.0	$16.4
Restructuring and other costs, net	81.2	(19.9)	61.3
Business systems transformation costs (2)	20.2	(4.9)	15.3
Losses at closed facilities (2)	7.1	(1.8)	5.3
Accelerated depreciation on certain consolidated facilities	2.8	(0.6)	2.2
Loss on sale of RTS and Chattanooga	2.0	(0.6)	1.4

Adjusted Results	$119.7	$(17.8)	$101.9

Noncontrolling interests			(0.9)

Adjusted Net Income			$101.0

(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items “Income (loss) before income taxes”, “Income tax benefit” and “Consolidated net income (loss)”, respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 6. The “Losses at closed facilities” line includes $1.3 million of depreciation and amortization.

	Three Months Ended March 31, 2023
	Pre-Tax	Tax	Net of Tax
As reported (1)	$(2,121.6)	$116.8	$(2,004.8)
Impairment of goodwill	1,893.0	(63.2)	1,829.8
Restructuring and other costs	435.8	(106.9)	328.9
Mahrt mill work stoppage (2)	36.2	(8.9)	27.3
Business systems transformation costs (2)	17.5	(4.3)	13.2
Acquisition accounting inventory related adjustments (2)	4.6	(1.1)	3.5
Losses at closed facilities (2)	1.2	(0.3)	0.9
Other (2)	0.1	—	0.1

Adjusted Results	$266.8	$(67.9)	$198.9

Noncontrolling interests			(1.3)

Adjusted Net Income			$197.6

(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items “Income (loss) before income taxes”, “Income tax benefit” and “Consolidated net income (loss)”, respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 6. The “Losses at closed facilities” line includes $0.2 million of depreciation and amortization.

Reconciliations of Adjusted Earnings Per Diluted Share

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Earnings (loss) per diluted share	$0.06	$(7.85)
Impairment of goodwill	—	7.16
Restructuring and other costs, net	0.24	1.29
Business systems transformation costs	0.06	0.05
Losses at closed facilities	0.02	—
Accelerated depreciation on certain consolidated facilities	0.01	—
Work stoppage costs	—	0.11
Acquisition accounting inventory related adjustments	—	0.01

Adjusted Earnings Per Diluted Share	$0.39	$0.77

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Segment sales	$2,398.3	$2,627.4
Less: Trade Sales	(70.8)	(86.9)

Adjusted Segment Sales	$2,327.5	$2,540.5
Adjusted EBITDA	$317.9	$407.5
Adjusted EBITDA Margin	13.3%	15.5%

Adjusted EBITDA Margin, excluding Trade Sales	13.7%	16.0%

Reconciliation of Total Debt to Adjusted Net Debt

Mar. 31, 2024
Current portion of debt	$1,317.5
Long-term debt due after one year	7,718.2

Total debt	9,035.7
Less: Cash and cash equivalents	(494.7)
Less: Fair value of debt step-up	(147.6)

Adjusted Net Debt	$8,393.4

CONTACT:

Investors:	Media:

Robert Quartaro, 470-328-6979	Robby Johnson, 470-328-6397
Vice President, Investor Relations	Manager, Corporate Communications
robert.quartaro@westrock.com	s-crp-mediainquiries@westrock.com